UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 6, 2015

LIGHTNING GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, PA 19061

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (610) 494-5534

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2015, Lightning Gaming, Inc., a Nevada corporation, (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with The Co-Investment Fund, II, L.P., a Pennsylvania limited partnership (“CI2”). The Company’s subsidiary, Lightning Poker, Inc. is also a party to the Conversion Agreement. Pursuant to the Conversion Agreement, on August 6, the Company and CI2 converted, via the issuance of shares to CI2, (i) the entire principal and interest on loans made by CI2 to the Company, (ii) all of the warrants for shares of the Company’s Common Stock held by CI2, and (iii) and all of the shares of Series A Nonvoting Capital Stock (a class of Preferred Stock) held by CI2, into: (x) 181,000 shares of the Company’s Common Stock, with full voting rights; and (y) 33,3000,000 shares of Nonvoting Common Stock (a separate class of shares from the Common Stock). Upon issuance of these shares, CI2 now owns 3.8 % of all issued and outstanding shares of Common Stock and 100% of all issued and outstanding shares of Nonvoting Common Stock (as defined below) of the Company. There are now zero shares of Preferred Stock issued and outstanding. All of the Company’s debt to CI2 has now been cancelled.

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The above shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933 (the “Securities Act”). These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, manner of the issuance and number of shares issued. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction

The foregoing description of the Conversion Agreement is qualified in its entirety by reference to the full text of the Conversion Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On August 6, the Company entered into an Amended and Restated Voting Agreement with certain shareholders of the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, the parties agreed to a certain composition of the Company’s Board of Directors (the “Board”). The parties agreed that there would be between 3 and 5 members of the Board, two of the members are to be designated by CI2, and one of the members is to be designated by the other shareholders who are parties to the Voting Agreement. Parties to the Voting Agreement include, but are not limited to, CI2, Brian Haveson (the Company’s Chairman, CEO and CFO), Donald Caldwell (a member of the Board), and Frederick Tecce (a member of the Board).

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Debt Conversion Agreement, dated August 6, 2015.
10.2	Amended and Restated Voting Agreement, dated August 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: August 10, 2015	By:	/s/ Brian D. Haveson
Brian D. Haveson Chief Executive Officer

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